Exhibit 99.1

Bassett Furniture Industries, Inc.	J. Michael Daniel
P.O. Box 626	Senior Vice President and
Bassett, VA 24055	Chief Financial Officer
(276) 629-6614 – Investors
mdaniel@bassettfurniture.com

Peter D. Morrison
Vice President of Communications
For Immediate Release	(276) 629-6450 – Media

Bassett Furniture News Release

Bassett Announces Fiscal Third Quarter Results

(Bassett, Va.) – September 29, 2022 – Bassett Furniture Industries, Inc. (Nasdaq: BSET) announced today its results of operations for its third quarter ended August 27, 2022.

Fiscal 2022 Third Quarter Highlights of Continuing Operations

(Dollars in millions)

	Sales				Operating Income
	3rd Qtr		Dollar	%	3rd Qtr	% of	3rd Qtr	% of
	2022	2021	Change	Change	2022	Sales	2021	Sales
Consolidated (1)	$118.0	$104.9	$13.1	12.5%	$10.7	9.2%	$5.0	4.8%

Wholesale	$79.0	$73.1	$5.9	8.3%	$1.6	2.0%	$4.5	6.2%

Retail	$70.9	$58.6	$12.3	21.0%	$4.5	6.3%	$0.9	1.5%

(1) Our consolidated results include certain intercompany eliminations as well as a gain on the sale of real estate in Q3 2022 which is not included in our segment results.  See Table 4, “Segment Information” below for an illustration of the effects of these items on our consolidated sales and operating income.

Consolidated revenue for our third quarter of 2022 came in at $118.0 million, a 12.5% increase compared to last year. Operating profit of $6.1 million improved by 22.1%, excluding the $4.6 million gain from the sale of our Southwest Freeway store in Houston, which brought the all-in income from operations to $10.7 million. Earnings per share of $0.82 was well ahead of $0.31 per share in 2021. We aggressively pursued our customer acquisition strategies while formulating business plans that take the uncertain business environment that clouds the outlook for 2023 into account. Nonetheless, we trust that the collective strength provided by our domestic manufacturing platform, international sourcing partnerships, dedicated distribution network, best in class logistics system, and burgeoning digital capabilities portend continued success for Bassett despite the challenges that currently exist for the U.S. economy.

Shipments from our wholesale segment grew by 8.1% with upholstery operations posting a 12.5% sales increase while wood operations grew a modest 1.3%. Said another way, shipments of domestically produced merchandise grew by 18.1% while imported product shipments declined by 15.7%. Significant for the period was the resurgent performance of our Newton, NC upholstery complex where combined shipments grew by 21.5% and divisional profitability returned to pre-covid levels. We are now producing goods with material costs that are fully reflected in the price for which they are invoiced as the rampant price increases that we have absorbed over the past two years have subsided. Further, we are excited by the early retail success of the new “Modern Casual” product range that hit stores in time for Labor Day, which we are counting on to help keep our production schedules on track moving forward. Fabric outages have improved significantly from the depths of the pandemic related chaos of 2021 and our lead times have markedly improved in the past few months. Shipments of our outdoor seating product continued its sizzling growth – this time at a rate of 30.3%. Amidst these strong performances is the problematic situation that we face with our imported Club Level product range. Recall that Club Level sales exploded in 2021 and that our inventory levels last year were such that we were out servicing our competition and enjoying robust shipments. Accordingly, we responded by ordering replenishment inventory at record levels into the teeth of the unprecedented ocean freight rate spiral. As sales of the product slowed at the beginning of April, incoming shipments, often months late due to Asian production delays, began to swell our inventory levels. Consequently, we have been aggressively discounting certain portions of our Club Level line and have suffered significant margin hits in so doing for the past four months. We expect this dynamic to persist for the next six months as we align inventory levels with current rates of sale. In the end, however, we remain committed to the long-term viability of the Club Level product line and value the open market account business that it will continue to provide. Also affecting our overall wholesale margins are the marketing spending levels that we have chosen to employ and, to a lesser extent, miscellaneous expenditures including the LIFO charges that have accompanied the inventory build that has characterized the twenty-one months since the end of covid dominated fiscal 2020. Overall inventory of $91.7 million at the end of the August quarter actually decreased for the first time since the pandemic build and should have peaked for the Bassett footprint for the foreseeable future. Returning our wholesale margins to their historical levels is an important element of successfully moving into 2023, although we do plan to continue our aggressive marketing spending as long as we can see corresponding upticks in business as a result.

Our corporate retail group extended their strong run of positive operating results, this time producing their “best ever” third quarter with $70.9 million of deliveries while providing $4.5 million of operating income to the cause. For the nine months, corporate retail revenue of $210.6 million represents an increase of 16.1% over 2021 and the $15.8 million of operating profit brought forth exceeds any full year bottom line performance to date. Delivered gross margins of 51.8% remained near our target range despite the headwinds that four store closings presented. Due to construction related supply chain issues, the opening of one of the contemplated replacement stores – this one in Dallas, was delayed from the original late August date until the new date in early November. In conjunction with the Dallas opening, we are remodeling two other Metroplex stores – Southlake and Frisco. There we are testing a “take with” strategy for certain accessory items and have designed a supporting fixturing package for all three Dallas area stores. Looking ahead to next year, we will incorporate these elements into the Austin, TX remodel project as well as into new stores that will open in Tampa, FL and in Houston. We are also considering another Florida location as well. In April, we opened a Regional Fulfillment Center (“RFC”) in Orlando to provide our stores and other customers with the ability to offer a two-week in-home delivery option to add a new selling opportunity to our incumbent design focused custom-made furniture business. We are excited to see the initial benefit of the quick ship capability and have subsequently opened another RFC in the Baltimore area to service the mid-Atlantic stores.

To begin our fourth quarter, on September 6th, we announced the acquisition of Montreal- based online furniture retailer, Noa Home Inc. Founded in 2016, Noa sells furniture, mattresses and accessory items online in four markets – Australia, Singapore, the UK, and Canada. Net revenue for their most current fiscal year was C$19.1 million. We have been enthusiastically collaborating with the Noa team over the past few months to identify and implement the synergies that do exist today and can be capitalized upon in the future between our two organizations. First on the list is to provide the capital to improve their in-stock positioning on their best-selling items. Next is to enter a 3PL warehouse in western Canada to open up the entire country for Noa distribution as they have heretofore only serviced Ontario and Quebec. We are simultaneously developing Bassett made upholstery products that can complement their existing best seller lineup and have entered initial production orders to ship to Noa warehouses. Once we make sure that we have begun to maximize the opportunity in their existing markets, we will start the planning process to introduce the Noa experience to the U.S. market sometime in 2023.

High inflation, rising mortgage rates, and a slowdown in the housing market have certainly taken a toll on the equity values of publicly traded furniture companies this year. We are definitely in the mode of “focusing on what we can control” as there are currently forces at work greater than Bassett in a macro sense. To that end, we invested in a robust marketing program for the recent three-week Labor Day promotion and the results were quite gratifying as our corporate retail stores recorded sales volumes better than both 2020 and 2021, which were, of course, very strong. We do believe that although our customer is being more judicious with their disposable income today than two years ago, their personal balance sheets are strong. So, there will be folks in the marketplace and we have to win them over. Meanwhile, Bassett has the financial strength to weather a downturn and an integrated strategy designed to provide multiple paths for growth in the future.

Robert H. Spilman, Jr., Chairman and CEO

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality home furnishings. With 92 company- and licensee-owned stores at the time of this release, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. Bassett’s retail strategy includes stylish, custom-built furniture that features the latest on-trend furniture styles, free in-home design visits, and coordinated decorating accessories. Bassett also has a traditional wholesale business with more than 700 accounts on the open market, across the United States and internationally and a logistics business specializing in home furnishings. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results or changes in operations for periods beyond the end of the third fiscal quarter of 2022, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward-looking statements. Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions (including, without limitation, the effects on revenue, supply and demand resulting from the duration and extent of the COVID-19 pandemic) and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; the success of marketing, logistics, retail and other initiatives; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

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Table 1
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income - unaudited
(In thousands, except for per share data)

	Quarter Ended				Nine Months Ended
	August 27, 2022		August 28, 2021		August 27, 2022		August 28, 2021
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales of furniture and accessories	$118,012	100.0%	$104,870	100.0%	$364,582	100.0%	$316,522	100.0%
Cost of furniture and accessories sold	57,240	48.5%	52,263	49.8%	180,479	49.5%	153,426	48.5%
Gross profit	60,772	51.5%	52,607	50.2%	184,103	50.5%	163,096	51.5%

Selling, general and administrative expenses	54,695	46.3%	47,631	45.4%	160,536	44.0%	145,473	46.0%
Gain on sale of retail real estate	4,595	3.9%	-	0.0%	4,595	1.3%	-	0.0%
Income from operations	10,672	9.0%	4,976	4.7%	28,162	7.7%	17,623	5.6%

Other income (loss), net	(594)	-0.5%	(268)	-0.3%	(1,850)	-0.5%	(828)	-0.3%
Income from continuing operations before income taxes	10,078	8.5%	4,708	4.5%	26,312	7.2%	16,795	5.3%

Income tax expense	2,305	2.0%	1,267	1.2%	6,505	1.8%	4,579	1.4%
Income from continuing operations	7,773	6.6%	3,441	3.3%	19,807	5.4%	12,216	3.9%

Discontinued operations:
Income from operations of logistical services	-		(565)		1,712		1,079
Gain on disposal	(193)		-		53,061		-
Income tax expense	(48)		(140)		14,261		294

Income (loss) from discontinued operations	(145)		(425)		40,512		785

Net income	$7,628		$3,016		$60,319		$13,001

Basic earnings per share:
Income from continuing operations	$0.84		$0.35		$2.08		$1.24
Income (loss) from discontinued operations	(0.02)		(0.04)		4.26		0.08
Basic earnings per share	$0.82		$0.31		$6.34		$1.32

Diluted earnings per share:
Income from continuing operations	$0.84		$0.35		$2.08		$1.24
Income (loss) from discontinued operations	(0.02)		(0.04)		4.26		0.08
Diluted earnings per share	$0.82		$0.31		$6.34		$1.32

Table 2
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	August 27, 2022	November 27, 2021
Assets
Current assets
Cash and cash equivalents	$66,870	$34,374
Short-term investments	17,715	17,715
Accounts receivable, net	20,950	20,567
Inventories, net	91,681	78,004
Recoverable income taxes	5,427	8,379
Current assets of discontinued operations held for sale	-	11,064
Other current assets	11,104	10,181
Total current assets	213,747	180,284

Property and equipment, net	75,513	69,168

Other long-term assets
Deferred income taxes, net	6,045	3,189
Goodwill and other intangible assets	14,313	14,354
Right of use assets under operating leases	86,809	95,955
Long-term assets of discontinued operations held for sale	-	52,757
Other	6,260	5,953
Total long-term assets	113,427	172,208
Total assets	$402,687	$421,660

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,189	$23,988
Accrued compensation and benefits	12,809	12,639
Customer deposits	40,311	51,492
Current portion of operating lease obligations	19,969	20,235
Current liabilities of discontinued operations held for sale	-	16,095
Other current liabilities and accrued expenses	12,746	9,770
Total current liabilities	110,024	134,219

Long-term liabilities
Post employment benefit obligations	13,016	12,968
Long-term portion of operating lease obligations	84,102	94,845
Long-term liabilities of discontinued operations held for sale	-	16,210
Other long-term liabilities	606	686
Total long-term liabilities	97,724	124,709

Stockholders’ equity
Common stock	46,064	48,811
Retained earnings	150,553	115,631
Additional paid-in-capital	-	113
Accumulated other comprehensive loss	(1,678)	(1,823)
Total stockholders' equity	194,939	162,732
Total liabilities and stockholders’ equity	$402,687	$421,660

Table 3
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Nine Months Ended
	August 27, 2022	August 28, 2021
Operating activities:
Net income	$60,319	$13,001
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,732	10,458
Gain on disposal of discontinued operations	(53,061)	-
Gain on sale of property and equipment	(4,603)	(68)
Deferred income taxes	(2,856)	1,053
Other, net	1,425	478
Changes in operating assets and liabilities
Accounts receivable	57	(4,329)
Inventories	(13,677)	(18,941)
Other current and long-term assets	2,961	(100)
Right of use assets under operating leases	15,881	18,857
Customer deposits	(11,181)	11,341
Accounts payable and other liabilities	1,227	2,750
Obligations under operating leases	(17,519)	(20,823)
Net cash provided by (used in) operating activities	(12,295)	13,677

Investing activities:
Purchases of property and equipment	(17,266)	(7,141)
Proceeds from sale of property and equipment	8,226	101
Proceeds from disposal of discontinued operations, net	84,534	-
Other	(1,428)	(1,173)
Net cash provided by (used in) investing activities	74,066	(8,213)

Financing activities:
Cash dividends	(18,734)	(6,321)
Proceeds from the exercise of stock options	-	42
Other issuance of common stock	340	266
Repurchases of common stock	(10,263)	(5,566)
Taxes paid related to net share settlement of equity awards	-	(219)
Repayments of finance lease obligations	(618)	(854)
Net cash used in financing activities	(29,275)	(12,652)
Change in cash and cash equivalents	32,496	(7,188)
Cash and cash equivalents - beginning of period	34,374	45,799

Cash and cash equivalents - end of period	$66,870	$38,611

Table 4
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter Ended		Nine Months Ended
	August 27, 2022	August 28, 2021	August 27, 2022	August 28, 2021
Sales Revenue
Wholesale sales of furniture and accessories	$78,959	$73,073	$249,945	$219,371
Less: Sales to retail segment	(31,833)	(26,779)	(95,976)	(84,303)
Wholesale sales to external customers	47,126	46,294	153,969	135,068
Retail sales of furniture and accessories	70,886	58,576	210,613	181,454
Consolidated net sales of furniture and accessories	$118,012	$104,870	$364,582	$316,522

Operating Income
Wholesale	$1,611	$4,466	$8,430	$14,622
Retail	4,529	917	15,754	3,663
Inter-company elimination	(63)	(407)	(617)	(662)
Gain on sale of real estate	4,595	-	4,595	-
Consolidated	$10,672	$4,976	$28,162	$17,623